UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024

CRONOS GROUP INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38403	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 Peter Street, Suite 300
Toronto, Ontario	M5V 2H1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 504-0004

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
Credit Agreement
On June 20, 2024, Cronos Group Inc. (the “Company”) announced that Peace Naturals Project Inc., its wholly owned subsidiary (“PNP”), entered into an amended and restated credit agreement (the “Credit Agreement”) among Cronos Growing Company Inc. (“GrowCo”), as borrower, the lenders from time to time parties thereto and PNP, as administrative agent. The Company previously made available to GrowCo, a joint venture 50% owned by the Company and 50% owned a group of investors led by Bert Mucci (the “Mucci Group”), a C$105 million secured non-revolving credit facility (“Term Loan A”). The Credit Agreement increases the amount available to GrowCo by C$70 million by providing a second secured non-revolving credit facility (“Term Loan B”), increasing the total amount available to GrowCo to C$175 million. The funds from Term Loan B will be used to expand its purpose-built cannabis facility (“Phase 2”).
Term Loan A will mature on March 31, 2031 and bears interest at the Canadian prime rate plus 1.25%. Interest payments and principal repayments on Term Loan A are made on a quarterly basis until maturity. Term Loan B will mature 10 years after the commencement of sales from the Phase 2 expansion area (the “Phase 2 Cultivation Date”), which are anticipated to begin in the second half of 2025, and bears interest at the Canadian prime rate plus 1.25%. Repayment of principal with respect to Term Loan B is not required until the Phase 2 Cultivation Date, following which, principal will be repaid on a quarterly basis. Interest on Term Loan B is payable on a quarterly basis until maturity beginning after the first borrowing under Term Loan B.
Prior to July 1, 2024, GrowCo may only request borrowings under Term Loan B in an aggregate principal amount not to exceed C$12 million, and only on or after July 1, 2024 may GrowCo request borrowings under Term Loan B in an aggregate principal amount in excess of C$12 million and up to the Term Loan B commitment of C$70 million.
The loans made under the Credit Agreement are secured by substantially all present and after acquired real and personal property of GrowCo and its subsidiaries. Additionally, the Mucci Group have provided a limited recourse guarantee in favor of PNP, secured by all of their shares in GrowCo.
Supply Agreement
Also on June 20, 2024, the Company announced that PNP entered into an amended and restated supply agreement with GrowCo (the “Supply Agreement”). Pursuant to the terms of the Supply Agreement, prior to the Phase 2 Cultivation Date, PNP and its affiliates have the right, but not the obligation, to purchase an aggregate total quantity of 80% of what is produced by GrowCo. Thereafter, PNP and its affiliates will have the right, but not the obligation, to purchase 70% of GrowCo’s forecasted production capacity over a given period and 70% of GrowCo’s actual production in a given month. All prices for products purchased pursuant to the Supply Agreement are fixed throughout the four year term of the Supply Agreement.
On a monthly basis, PNP is required to provide to GrowCo with a rolling nine-month forecast for strains that are grown exclusively for PNP and a rolling six-month forecast for non-exclusive strains. Such forecasts will be binding commitments to purchase, provided that PNP is not required to purchase products that do not conform to certain agreed-upon specifications. PNP may be subject to certain monetary penalties if it does not purchase all of the product that it committed to purchase, and GrowCo may be subject to certain monetary penalties if it does not make available to PNP the full amount of product contemplated in the applicable forecast available for purchase by PNP. If GrowCo intends to sell products that do not meet specifications at a lower price than contemplated in the Supply Agreement, PNP will have a right of first offer on such non-conforming products.
PNP and its affiliates are subject to certain limited resale restrictions with respect to bulk flower sales to certain of GrowCo’s current and potential future customers in Canada.

The Supply Agreement also includes a “most favored customer” provision in favor of PNP whereby the prices paid by PNP may be adjusted based on any difference in price of comparable products made available to a third party (limited to the amount of product sold to such third party).
The Supply Agreement also includes customary audit, inspection, information, quality and confidentiality obligations.
The Supply Agreement will remain in effect for a period of four years and will automatically renew for successive one year periods unless earlier terminated or unless either either party provides notice of non-renewal at least twelve months prior to the end of the then-current term. Either party may terminate the Supply Agreement if the other party (i) repudiates or threatens to repudiate its obligations under the Supply Agreement, (ii) materially breaches or threatens to materially breach any representation, warranty, condition or covenant contained therein if such breach cannot be cured, or if such breach can be cured, is not cured in a commercially reasonable period not exceeding 15 days following notice from the non-breaching party, (iii) undergoes certain bankruptcy or insolvency related events, or (iv) in the event of a force majeure event that affects GrowCo’s ability to perform under the Supply Agreement for at least 120 days. PNP may terminate the Supply Agreement in the event that (i) GrowCo fails to supply at lest 25% of PNP’s minimum monthly requirements for three consecutive months (excluding non-conforming products), (ii) the Mucci Group owns less than 40% of GrowCo, (iii) the Mucci Group or the consulting firm managed by Bert Mucci (the “Consultant”) that will provide management services to GrowCo, undergo certain change of control events, or (iv) the consulting services agreement between GrowCo and the Consultant is terminated.
Item 8.01.    Other Events.
Effective July 1, 2024, the GrowCo board of directors will expand to five members, three of whom will be appointed by the Company. The Company expects to consolidate GrowCo’s results of operations in its financial statements beginning in the third quarter of 2024.
Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
10.1*
Amended and Restated Credit Agreement, dated as of June 20, 2024, by and among Cronos Growing Company Inc., as Borrower, the Lenders from time to time parties thereto and Peace Naturals Project Inc., as Administrative Agent.

10.2*	Amended and Restated Supply Agreement, dated as of June 20, 2024, by and between Cronos Growing Company Inc. and Peace Naturals Project Inc.
104	Cover Page Interactive Data File – The cover page from Cronos Group Inc.’s Current Report on Form 8-K filed on June 25, 2024 is formatted in Inline XBRL.
*Schedules and certain portions of this exhibit have been omitted pursuant to Item 601(a)(5) and Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GROUP INC.

Dated: June 25, 2024	By:	/s/ Michael Gorenstein
Name: Michael Gorenstein
Title: President and Chief Executive Officer